UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01	Entry into a Material Definitive Agreement; and 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 12, 2007, Ampex Corporation (“Ampex” or the “Company”) announced that it has entered into a Standstill Agreement with Hillside Capital Incorporated (“Hillside”) that provides 60 days for the parties to complete documentation which will restructure the Company’s outstanding Hillside Notes, clarify how future pension contributions will be funded and permit the Company to raise additional equity financing to pursue its patent monetization program. The notice of default issued by Hillside in July 2007 (previously reported in the Company’s Form 8-K filed July 19, 2007) will be rescinded at the closing of the restructuring. During the standstill period, Hillside has agreed not to accelerate the maturity of its indebtedness or commence legal action against the Company.

A copy of the Standstill Agreement is included as Exhibit 10.1 to this report. Certain key elements of the Standstill Agreement are summarized in the Company’s press release dated September 12, 2007, a copy of which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Standstill Agreement dated as of Septemer 12, 2007, between Hillside Capital Incorporated and Ampex Corporation.

99.1	Press Release of Ampex Corporation dated September 12, 2007.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Craig L. McKibben
Craig L. McKibben
Vice President, Chief Financial Officer and Treasurer

Date: September 12, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Standstill Agreement dated as of Septemer 12, 2007, between Hillside Capital Incorporated and Ampex Corporation.

99.1*	Press Release of Ampex Corporation dated September 12, 2007.

*	Filed herewith.